EXECUTION COPY

Series I Preferred Stock PURCHASE AGREEMENT

This Series I Preferred Stock Purchase Agreement (this "Agreement"), is made and entered into as of November 7, 2003, by and among Exabyte Corporation, a Delaware corporation (the "Company"), and Imation Corp., a Delaware corporation ("Purchaser").

1. Authorization of Sale of the Shares

The Company has authorized the sale of 1,500,000 shares (the "Shares") of Series I Preferred Stock, par value $.001 per share (the "Series I Preferred Stock"), of the Company. The Series I Preferred Stock has the terms and conditions set forth in the Certificate of Designations set forth in the Company's Certificate of Incorporation as amended.

2. Agreement to Sell and Purchase the Shares

     2.1 Purchase and Sale

Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser at the Closing (as defined below), 1,500,000 Shares. The Company acknowledges that Purchaser has received and reviewed the Company Documents (as defined below).

     2.2 Purchase Price

The purchase price of each Share shall be $1.00 in cash.

3. Delivery of the Shares

The purchase and sale of the Shares (the "Closing") shall occur at the executive offices of the Company at 2:00 p.m. (local time) on the date of this Agreement or at such other time and date as may be agreed by the parties (the "Closing Date").

     3.2 Closing Deliveries

At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to Purchaser one or more stock certificates registered in the name of Purchaser, or in such nominee name(s) as designated by Purchaser in writing, representing the number of Shares purchased by Purchaser at the Closing pursuant to Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under the Securities Act. The Company will deliver such certificate(s) (the "Certificates") against delivery of payment for such Shares by the Purchaser. Prior to the Purchaser's delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered at the Closing to Purchaser (at its fax number indicated on the signature page attached hereto).

     3.4 Closing Conditions

          (a) The Company's obligation to complete the purchase and sale of the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

               (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased at the Closing under this Agreement; and

               (ii) the accuracy in all material respects of the representations and warranties made by Purchaser and the fulfillment in all material respects of those undertakings of Purchaser to be fulfilled on or before such Closing; and

               (iii) the Company shall have received the approval of holders of its Series H and Series I preferred stock as may be required by the Company's Certificate of Incorporation and a purchase agreement with such holders of the Series I preferred stock.

          (b) The Purchaser's obligation to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates at the Closing (except as otherwise indicated below) shall be subject to the following conditions, any one or more of which may be waived by Purchaser with respect to Purchaser's obligation:

               (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true and correct in all respects) and the undertakings of the Company to be fulfilled on or prior to such Closing shall have been fulfilled in all material respects;

               (ii) the Company shall have delivered to Purchaser a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated as of the date of such closing, in form and substance reasonably satisfactory to Purchaser, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the date of the Closing, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before Closing.

4. Representations, Warranties and Covenants of the Company

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents, warrants and covenants to Purchaser as follows (which representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of the Company):

     4.1 Organization and Qualification

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

     4.2 Capitalization

          (a) As of the date hereof, the authorized capital stock of the Company consists of 350,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, of which 9,650,000 shares have been designated as Series H Preferred Stock and 10,000,000 shares have been designated as Series I Preferred Stock.

          (b) As of October 30, 2003, the issued and outstanding capital stock of the Company consisted of 88,451,109 shares of Common Stock, 1,500,000 shares of Series G Preferred Stock 7,296,123 shares of Series H Preferred Stock and 7,821,000 shares of Series I Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

          (c) as of October 30, 2003 the Company has reserved 1,873,000 shares of Common Stock for issuance upon conversion of the Series G Preferred Stock, 7,296,123 shares of Common Stock for issuance upon conversion of the Series H Preferred Stock, 13,111,484 shares of Common Stock for issuance upon conversion of the Series I Preferred Stock, 28,595,194 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's stock option plans, and 2,100,000 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

     4.3 Issuance, Sale and Delivery of the Shares

          (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The shares of Common Stock issuable upon conversion of the Shares (the "Conversion Stock") have been duly authorized and reserved for issuance and, when issued by the Company upon conversion of the Shares, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

          (b) The issuance of the Shares and the Conversion Stock is not subject to preemptive or other similar rights. except as stated in Section 3.4(a) above, no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement or the issuance of the Conversion Stock.

          (c) Subject to the accuracy of Purchaser's representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares and the Conversion Stock in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     4.4 Financial Statements

The consolidated financial statements included (as exhibits or otherwise) in the Company's annual report on Form 10-K for the fiscal year ended December 28, 2002, the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2003 and the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 28, 2003 (the "Company Documents") present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on a basis of accounting consistent with such financial statements.

     4.5 No Material Change

Since June 28, 2003, and except as disclosed in a draft of the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2003,

          (a) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

          (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

          (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     4.6 No Defaults

The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

     4.7 No Actions

There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the knowledge of the Company's executive officers without further investigation, is there any reasonable basis therefore. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

     4.8 Intellectual Property

          (a) The Company, to the best of its knowledge, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

          (b) The Company does not have actual knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

          (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the knowledge of the Company's executive officers without further investigation, is there any reasonable basis therefor.

          (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the Company's use of any of the Proprietary Rights.

          (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights.

          (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

          (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

          (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

     4.9 Permits

The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

     4.10 Due Execution, Delivery and Performance

          (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares and the issuance of the Conversion Stock, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

     4.11 Compliance

The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

     4.12 Contributions

To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

     4.13 Taxes

The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

     4.14 Prior Offerings

To the Company's best knowledge, all offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

     4.15 Other Governmental Proceedings

To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

     4.16 Non-Competition Agreements

To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

     4.17 Governmental/ Regulatory Consents

No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

     4.18 Securities and Exchange Commission Filings

The Company has timely filed during the past twelve months with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act.").

     4.19 No Integrated Offering

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act. The Company will not make any offers or sales of any security (other than the Shares) that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act.

     4.20 No Manipulation of Stock

The Company has not taken and will not take any action in violation of applicable law that is designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5. Representations, Warranties and Covenants of Purchaser

     5.1 Securities Law Representations and Warranties

Purchaser represents, warrants and covenants to the Company as follows:

          (a) Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

          (b) Purchaser is acquiring the number of Shares set forth in Section 2 above, and will acquire the Conversion Stock, in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares or the Conversion Stock nor any arrangement or understanding with any other persons regarding the distribution of such securities within the meaning of Section 2(11) of the Securities Act.

          (c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Conversion Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

          (d) Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

          (e) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          (f) The Shares and Conversion Shares were not offered to the Purchaser through any form of general solicitation or general advertisement.

          (h) The address of Purchaser's office at which the decision to invest in the Shares was made is set forth on the signature page to this Agreement.

     5.2 Resales of Shares

          (a) The Purchaser hereby covenants with the Company not to make any sale of the Shares or the Conversion Stock without satisfying the requirements of the Securities Act and the Rules and Regulations.

          (b) Purchaser further covenants that, if requested by the Company or any managing underwriter for the Company, Purchaser shall not sell or otherwise transfer or dispose of any Shares or Conversion Stock (other than pursuant to such registration) during the 60-day period following the effective date of any registration statement relating to an underwritten public offering of Common Stock, other than a registration on Form S-4 or Form S-8 or similar forms which may be promulgated in the future.

     5.3 Due Execution, Delivery and Performance

Purchaser represents and warrants to the Company as follows:

          (a) This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

     5.4 Prohibition on Shorting

Purchaser represents, warrants and covenants to the Company that neither Purchaser nor its affiliates (a) has ever held or will hold any (i) short positions in the Company's securities or (ii) put or other option to dispose of the Company's securities, or (b) has ever entered into or will enter into any transaction that has the effect of or is equivalent to selling short the Company's securities.

6. Survival of Representations, Warranties and Agreements.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Purchaser in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to Purchaser of the Shares being purchased and the payment therefor.

7. Form D Filing; Piggyback Registration Rights

     7.1 Form D Filing

The Company shall file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

     7.2 Piggyback Registration Rights

The Company and Purchase agree to negotiate the terms and conditions of a registration rights agreement intended to grant Purchaser rights to register its common stock underlying the Shares through inclusion of such common stock on a registration statement (other than on Form S-4 or S-8) undertaken by the Company for any other securities. The grant of such rights is subject to the successful negotiation of a registration rights agreement between the parties.

     7.3 Indemnification

          7.3.1 Indemnification by the Company

The Company agrees to indemnify and hold harmless Purchaser and each of its directors and officers against any losses, claims, damages, liabilities or expenses, joint or several, (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), incurred by Purchaser or its directors and officers (whether or not involving a third party claim) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon on any material inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform in a material respect its obligations under this Agreement; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of Purchaser to comply with the covenants and agreements contained in Section 5.2 of this Agreement respecting resale of the Securities, or (ii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iii) any act or omission on the part of the Purchaser.

          7.3.2 Indemnification by the Purchaser

Purchaser will indemnify and hold harmless the Company and each of its directors and officers against any losses, claims, damages, liabilities or expenses (including in settlement of any litigation, if such settlement is effected with the written consent of Purchaser, which consent shall not be unreasonably withheld) incurred by Purchaser or its directors and officers (whether or not involving a third party claim) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of Purchaser to comply in a material respect with the covenants and agreements contained in this Agreement or (ii) the material inaccuracy of any representation made by Purchaser in this Agreement; provided, however, that Purchaser will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of the Company to comply with the covenants and agreements contained in this agreement, (ii) the inaccuracy of any representation made by the Company in this Agreement or (iii) any act or omission of the Company.

          7.3.3 Indemnification Procedure

          (a) Promptly after receipt by an indemnified party under this Section 7.2 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.2, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.2 or to the extent it is not prejudiced as a result of such failure.

          (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                    (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

                    (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 7.2, Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds actually received by the Purchaser from the sale of Securities pursuant to such registration statement.

          7.3.4 Contribution

If the indemnification provided for in this Section 7.2 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7. in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement in such proportion as is appropriate to reflect the relative fault of the Company and Purchaser for such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.2.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.2.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.2.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.2 for purposes of indemnification. No person guilty of fraud shall be entitled to contribution from any person who was not guilty of fraud.

          7.3.5 Limitations

This Section 7 provides the sole and exclusive remedy for any breach by a party of any representation and warranty contained in this Agreement. No indemnifying party shall be liable to an indemnified party and its directors and officers for any special, incidental, indirect, consequential or punitive damages. No indemnifying party shall have any liability under this Section 7 with respect to any claims concerning breaches by that party of representations and warranties for an amount exceeding in the aggregate $1,500,000.

8. Brokers

Each party to this Agreement agrees to indemnify and hold harmless each other party from and against any liability for fees, commissions or similar payments due to any broker, finder or other person or entity acting on its behalf in connection with the transactions contemplated hereby.

9. Notices

All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

          (a) if to the Company, to:

Exabyte Corporation
2108 - 55th Street
Boulder, Colorado 80301
Attention: Legal Department
Facsimile: (303) 417-7142

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

          (b) if to Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10. Modification; Amendment

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.

11. Termination

This Agreement may be terminated at the option of either party as to all of the parties' respective obligations hereunder if the Closing has not occurred on or before 30 days after the date of this Agreement.

12. Headings

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13. Severability

If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

14. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

15. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

[Rest of Page Left Intentionally Blank]

In Witness Whereof, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Exabyte Corporation

By /s/ Tom W. Ward
Name: Tom Ward
Its: CEO & President

Imation Corp.

By: /s/ Frank Russomanno
Name: Frank Russomanno
Title: President DS&IM

Address:

1 Imation Place
Oakdale, Minnesota 55128